EXHIBIT 10.2.6

SIXTH AMENDMENT TO
EMPLOYMENT AGREEMENT

This Sixth Amendment to Employment Agreement (this “Amendment”) is made and entered into this 8th day of March, 2011, by and between RAM ENERGY RESOURCES, INC., a Delaware corporation (the “Company”), and LARRY E. LEE, an individual (the “Executive”).

WHEREAS, the Company and the Executive are parties to that certain Employment Agreement dated May 8, 2006, as amended by (i) that certain First Amendment to Employment Agreement dated October 18, 2006, (ii) that certain Second Amendment to Employment Agreement dated February 25, 2008, (iii) that certain Third Amendment to Employment Agreement dated December 30, 2008, (iv) that certain Fourth Amendment to Employment Agreement dated March 24, 2009, and (v) that certain Fifth Amendment to Employment Agreement dated March 17, 2010 (the “Agreement”); and

WHEREAS, the Compensation Committee of the Board of Directors of the Company and the Executive have agreed that the Agreement should be amended in the manner set out in this Amendment; and

WHEREAS, capitalized terms used but not defined herein have the meanings ascribed to such terms in the Agreement.

NOW, THEREFORE, it is hereby agreed that the Agreement should be and is hereby amended as follows:

1.           Section 1 of the Agreement is deleted in its entirety and the following Section 1 substituted therefor:

“1.           Employment Period.  The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, for the period commencing on the Effective Date and ending on April 30, 2013 (the “Employment Period”).”

2.           In all other respects, the Agreement remains unchanged and in full force and effect.

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EXECUTED this 8th day of March, 2011.

“COMPANY”

RAM ENERGY RESOURCES, INC., a Delaware corporation

By:	/s/ G. Les Austin
G. Les Austin, Senior Vice President

“EXECUTIVE”

By:	/s/ Larry E. Lee
Larry E. Lee